UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-6800

(Former name or former address, if changed since last report.): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2022, TransAct Technologies Incorporated (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with 325 Capital Master Fund LP (“325 Master Fund”) and Harbert Discovery Fund, LP (“Harbert Fund” and, together with 325 Master Fund and their respective affiliates that beneficially own Company securities, the “Investor Group”).

Pursuant to the Agreement, and effective upon the execution and delivery of the Agreement, the Company (i) increased the size of the board of directors of the Company (the “Board”) from five to seven directors, (ii) appointed Daniel M. Friedberg and Audrey P. Dunning (together, the “New Directors”) to serve in the class of directors with a term expiring at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) and (iii) appointed each of the New Directors to serve as a member of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Executive Committee of the Board (collectively, the “Board Committees”). Consistent with the Agreement, the Board elected Ms. Haydee Ortiz Olinger, who has served as an independent director of the Board since July 2018, as Chairman of the Board, effective immediately upon execution and delivery of the Agreement.

The Company has also agreed to continue its commitment to declassify the Board by submitting to stockholders a binding proposal at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”).

In addition, pursuant to the Agreement, and concurrently with the execution of the Agreement, the Investor Group irrevocably withdrew its notice of intent to make stockholder nominations, dated February 8, 2022.

The Agreement contains certain customary standstill provisions prohibiting the Investor Group from, among other things, (i) engaging in any solicitation of proxies or consents, (ii) encouraging any person to submit nominees or seeking to effect the election or removal of directors, (iii) presenting any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or action by written consent of stockholders (each a “Stockholder Meeting”) and (iv) making a proposal or request to change or influence the Board, Company management or the direction of certain Company matters. In addition, the Agreement prohibits 325 Master Fund and its affiliates, during the term of the Agreement, from acquiring, in the aggregate, beneficial ownership of more than 13.8% of the outstanding shares of common stock of the Company and Harbert Fund and its affiliates, during the term of the Agreement, from acquiring, in the aggregate, beneficial ownership of more than 9.99% of the outstanding shares of common stock of the Company.

The Agreement further provides that during the term of the Agreement, at any Stockholder Meeting, the Investor Group will, subject to certain exceptions, vote in accordance with the recommendation of the Board with respect to (i) the election, removal and replacement of directors, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm and (iii) any other proposal submitted to the Company’s stockholders, in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof.

The Agreement will terminate on the forty-fifth (45th) day prior to the opening of the window for the submission of stockholder nominations for the 2023 Annual Meeting.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and after completing a comprehensive diligence process, on March 30, 2022, the Board appointed each of the New Directors to the Board and the Board Committees, effective immediately upon the execution and delivery of the Agreement. The Board has determined that each of the New Directors is an independent director as defined in the rules promulgated by The Nasdaq Stock Market LLC with respect to corporate governance matters (the “Nasdaq Rules”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). In addition, the Board has determined that each of the New Directors is “financially literate” within the meaning of the Nasdaq Rules and meets the applicable requirements under the rules and regulations of the SEC and the Nasdaq Rules for service on the Compensation Committee and the Audit Committee. The New Directors will receive the Company’s standard compensation for non-employee directors, as described in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), which was filed with the SEC on April 12, 2021.

Other than as described in Item 1.01 above and this Item 5.02, there are no arrangements or understandings between either of the New Directors and any other person pursuant to which they were selected as directors. Neither of the New Directors is party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On March 31, 2022, the Company issued a press release announcing the execution and delivery of the Agreement and the appointment of the New Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, dated as of March 30, 2022, by and among TransAct Technologies Incorporated, 325 Capital Master Fund LP and Harbert Discovery Fund, LP.

99.1	Press Release, dated March 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2022 Annual Meeting. The Company intends to file a definitive proxy statement and a proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at https://transacttech.gcs-web.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://transacttech.gcs-web.com/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

Date: March 31, 2022	By:	/s/Steven A. DeMartino
	Name:	Steven A. DeMartino
	Title:	President, Chief Financial Officer, Treasurer and Secretary